THIRD AMENDMENT TO
AMENDED AND RESTATED MASTER SHELF AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED MASTER SHELF AGREEMENT (this “Amendment”) is made and entered into as of June 28, 2013, by and among SAIA, Inc., a Delaware corporation (the “Company”), The Prudential Insurance Company of America and the other holders of Notes (as defined in the Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).

W I T N E S S E T H:

WHEREAS, the Company and the Noteholders are parties to a certain Amended and Restated Master Shelf Agreement, dated as of June 26, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement), pursuant to which the Noteholders have purchased Notes from the Company; and

WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Agreement and subject to the terms and conditions hereof, the Noteholders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:

1. Amendments.

(a) Paragraph 5A. The references to “borrowing base report” in Paragraph 5A(v) are hereby replaced in their entirety with “Borrowing Base Report”.

(b) Paragraph 6D. The reference to figure “$25,000,000” in Paragraph 6D(viii)(C) is hereby replaced in its entirety with “50,000,000”.

(c) Paragraph 6Q. Paragraph 6Q is hereby amended by replacing such Paragraph in its entirety with the following:

6Q. Credit Agreement. At any time after the Company fails to maintain a Leverage Ratio of less than or equal to 3.00 to 1.00, the Company will not and will not permit any Subsidiary to, to the extent that the aggregate amount of loans and letters of credit outstanding under the Credit Agreement as of the last day of any quarter exceeds the Available Borrowing Base as determined for such date, fail to prepay revolving credit advances under the Credit Agreement in an aggregate amount equal to such excess within ten Business Days after delivery of the applicable Borrowing Base Report.

2. Changes to Borrowing Base Limitations.

(a) Suspension of Certain Requirements Related to the Borrowing Base. Provided that the Company maintains and continues to maintain a Leverage Ratio of less than or equal to 3.00 to 1.00, and provided further that no Event of Default has occurred, the following requirements of the Agreement shall be suspended:

(i) the requirement for delivery of quarterly Borrowing Base Reports, accounts aging reports and updated lists of all Rolling Stock under Paragraph 5A(v) of the Agreement;

(ii) any requirement under Paragraph 5C(ii) of the Agreement for updated appraisals of the Mortgaged Properties;

(iii) the requirement for field audits set forth in Paragraph of 5C(iii) of the Agreement; and

(iv) the requirement set forth in Paragraph 5O of the Agreement for the Collateral Agent to have an Acceptable Security Interest for the benefit of the Secured Parties in Rolling Stock representing at least 85% of the current Net Orderly Liquidation Value of the Company’s Rolling Stock.

For the avoidance of doubt, it is expressly understood that the provisions of Paragraph 5C(iv) of the Agreement will not be suspended, that the Noteholders will continue to order and obtain desktop appraisals of the Company’s Rolling Stock in accordance with the provisions of Paragraph 5C(iv) Agreement, and that the Company will pay all reasonable costs and expenses actually incurred by the holders of the Notes or the Collateral Agent in connection with each desktop appraisal.

(b) Reinstatement of Borrowing Base Requirements; Perfection. In the event that the Company at any time delivers an Officer’s Certificate reflecting that the Company’s Leverage Ratio as of the last day of the applicable quarterly period was greater than 3.00 to 1.00, or in the event the Noteholders otherwise determines that the Company’s Leverage Ratio as of the last day of the applicable quarterly period was greater than 3.00 to 1.00, or in the event that any Event of Default shall occur (each of the foregoing, a “Borrowing Base Reinstatement Event”), then the provisions of Section 2(a) above shall be null and void (meaning that the requirements of Paragraphs 5A(v), 5C(ii), 5C(iii) and 5O of the Agreement and any other provisions of the Agreement relating to the Borrowing Base shall be immediately reinstated, provided that the Company shall be given 60 days from the Borrowing Base Reinstatement Date to cause the arrangements with the Vehicle Title Service Company contemplated by 5O of the Agreement to be reinstated). Further, upon the occurrence of any Borrowing Base Reinstatement Event, to the extent necessary to substantiate the Borrowing Base, the Administrative Agent may obtain updated appraisals of the Mortgaged Properties in accordance with Paragraph 5C(ii) of the Agreement and such endorsements to existing Title Policies as Noteholders may reasonably require, and the Company will pay all reasonable costs and expenses actually incurred by the Noteholders or the Collateral Agent in connection with such appraisals.

3. Conditions to Effectiveness of this Amendment. This Amendment shall not become effective, or legally binding on the parties to the Agreement, and neither the Company nor the Noteholders shall have any rights under this Amendment, until (i) the Noteholders shall have received reimbursement or payment of the costs and expenses of the Noteholders incurred in connection with this Amendment or the Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Noteholders) and (ii) the Noteholders shall have received each of the following documents, in form and substance satisfactory to the Noteholders:

(a) this Amendment, duly executed by the Company, the Guarantor and the Noteholders;

(b) a First Amendment to Fourth Amended and Restated Credit Agreement (the “Bank Amendment”), in form and substance satisfactory to the Noteholders, duly executed by the Company and the lenders thereto;

(c) an Amendment to the Intercreditor Agreement, in form and substance satisfactory to the Noteholders, duly executed by the Noteholders, the lenders party to the Credit Agreement and the Collateral Agent;

(d) a Supplement to Intercreditor and Collateral Agency Agreement, in form and substance satisfactory to the Noteholders, duly executed by Regions Bank; and

(e) evidence satisfactory to the Noteholders that none of the Mortgaged Properties is located in an area designated by the Secretary of Housing and Urban Development as an area having special flood or mudslide hazards, and that flood hazard insurance is not required for the purchase and sale of the Notes under the Agreement pursuant to the terms of any law, rule or regulation governing the activities of any Noteholder, or, in the event any Mortgaged Property is located in an area designated by the Secretary of Housing and Urban Development as an area having special flood or mudslide hazards, a flood insurance policy in an amount equal to the lesser of the replacement cost of the Mortgaged Property or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Agreement.

4. Representations and Warranties. To induce the Noteholders to enter into this Amendment, each of the Company and the Guarantor hereby represents and warrants that:

(a) It is a corporation or a limited liability company, as applicable, duly organized and validly existing in good standing under the laws of the State of Delaware, each of its Subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and each of the Company and its Subsidiaries has the power to own its respective property and to carry on its respective business as now being conducted;

(b) The execution, delivery and performance by the Company and the Guarantor of this Amendment and all other documents required under Section 3 above are within the corporate or limited liability company powers of the Company and the Guarantor and have been duly authorized by all necessary corporate or limited liability company action;

(c) Neither the execution nor delivery of this Amendment and all other documents required under Section 2 above, nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator of any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject;

(d) Each of this Amendment and all other documents required under Section 3 above constitutes the valid and binding obligation of the Company and its Subsidiaries party thereto, enforceable in accordance with its terms);

(e) All representations and warranties set forth in paragraph 8 of the Agreement are true and correct in all material respects and no Default or Event of Default has occurred and is continuing;

(f) After giving effect to the transactions contemplated herein, (a) the fair value of the property of each Credit Party is greater than the total amount of liabilities, including contingent liabilities, of such Credit Party, (b) the present fair salable value of the assets of each Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and matured, (c) no Credit Party intends to, nor does not any Credit Party believe that it will, incur debts or liabilities beyond Credit Party’s ability to pay such debts and liabilities as they mature, (d) such Credit Party is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Credit Party’s property would constitute an unreasonably small capital, and (e) each Credit Party is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business (the amount of contingent liabilities at any time computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); and

(g) Since December 31, 2012, no event or circumstance has occurred that has had or could reasonably be expected to have, either individually or in the aggregate, any material adverse change in or effect upon the business, operations, properties, assets, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company or its Subsidiaries taken as a whole.

(h) The audited consolidated financial statements of the Company for the fiscal year ended December 31, 2012, copies of which have been furnished to the Noteholders, fairly present the Company’s consolidated financial condition as of such date and for the period then ended.

5. Reaffirmation of Liens and Acknowledgment.

(a) The Guarantor consents to the execution and delivery by the Company of this Amendment and ratifies and confirms the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Agreement as amended hereby and all promissory notes issued thereunder. The Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Company to the holders of the Notes or any other obligation of the Company, or any actions now or hereafter taken by the holders of the Notes with respect to any obligation of the Company, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantor, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantor under the Guaranty Agreement.

(b) Each of the Company and SMF hereby acknowledges that, as of the date hereof, the security interests and Liens granted to the Collateral Agent under the Collateral Documents for the benefit of the Noteholders and other secured parties are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Agreement, the Collateral Documents and the other Note Documents and acknowledges that such Liens will continue in full force and effect, uninterrupted and unabated

6. Effect of Amendment. Except as set forth expressly herein, all terms of the Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Agreement, nor constitute a waiver of any provision of the Agreement. From and after the date hereof, all references to the Agreement shall mean the Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Agreement.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Agreement or an accord and satisfaction in regard thereto.

9. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.

10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the Company, the Guarantor, the holders of the Notes and their respective successors, successors-in-titles, and assigns.

12. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

13. Consent of the Noteholders. The Noteholders acknowledge and consent to the execution, delivery and performance by the Company and the Guarantor of the Bank Amendment.

14. No Course of Dealing. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness or commitment on the part of the Noteholders to agree to other or future amendments to or modifications of the Agreement.

15. Release. In consideration of the amendments contained herein, each of the Company and SMF hereby waive and release the Noteholders and the Collateral Agent from any and all claims, damages, defenses and setoffs, known or unknown, with respect to the Agreement and the other Note Documents and the transactions contemplated thereby.

16. Reaffirmation. Each of the Company and SMF hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Note Document to which it is a party and agrees that each Note Document to which it is a party remains in full force and effect.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

SAIA, INC.

By:        Name:
Title:

GUARANTOR:

SAIA MOTOR FREIGHT LINE, LLC

By:
Name:
Title:

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Vice President

PRUCO LIFE INSURANCE COMPANY

By:
Assistant Vice President

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Vice President

RELIASTAR LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

SECURITY LIFE OF DENVER INSURANCE COMPANY (formerly Southland Life Insurance Company)

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:
Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P. (as

Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:

Vice President

UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY

By: Prudential Investment Management, Inc., as investment manager

By:

Vice President

ZURICH AMERICAN INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:

Vice President